Exh(p)(3)

Dividend Assets Capital, LLC

Code of Ethics

Revised January, 2013

Table of Contents

Code of Ethics	4
Section 1: Scope	5
Relevant Exhibits	5
Persons Covered by the Code	5
Securities Covered by the Code Why did we remove the list of covered persons from the COE?	5
Accounts Covered by the Code	5
Section 2: Statement of General Principles	7
Relevant Exhibits	7
Code of Conduct	7
Conflicts of Interest	7
Compliance with Legal and Regulatory Requirements	7
Confidentiality	7
Gifts and Entertainment	8
Outside Business Activities	8
Section 3: Personal Securities Transactions	10
Relevant Exhibits	10
Procedures for Reporting Personal Securities Transactions	10
Procedures for Reporting Personal Securities Holdings	10
Compliance Procedures	11
Prohibition on Transactions 10/10 Stocks	11
IPO’s and Private Placements Policy and Pre–clearance	11
Section 4: Insider Trading	13
Relevant Exhibits	13
Material Nonpublic Information	13
Contacts with Public Companies	13
Tender Offers	14
Restricted/Watch Lists	14
Violations	14
Employee Procedures	14
Section 5: Social Media and Networking Policy	16
Relevant Exhibits	16
Policy	16
Procedures	18
Section 6: Political Contributions Policy and Reporting	19
Relevant Exhibits	19
Background	19
Policy	19
Procedures for Reporting Political Activity by Covered Persons	20
Compliance Procedures	22
Definitions	22
Section 7: Code of Ethics Acknowledgements	25
Relevant Exhibits	25
Compliance	25

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Section 8: Form ADV Disclosure of Code	26
Relevant Exhibits	26
Section 9: Reports of Code Violations and Sanctions	27
Relevant Exhibits	27
Reports of Violations	27
Sanctions	27
Section 10: Compliance Oversight	28
Relevant Exhibits	28
Section 11: Recordkeeping	29
Relevant Exhibits	29
Exhibit A – Initial / Annual Code of Ethics Acknowledgement and Questionnaire	30
Exhibit B – Quarterly Code of Ethics Reports	37
Exhibit C – Personal Securities Pre-Clearance Request	42
Exhibit D – Outside Business Activities Pre-Approval Request	43
Exhibit E – Political Contribution Pre-Approval Request	44
Exhibit F – Definitions	47

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Code of Ethics

The Investment Advisers Act of 1940 (Advisers Act) requires all Securities and Exchange Commission (SEC) registered investment advisers to adopt Codes of Ethics. The Code of Ethics sets forth standards of business conduct and requires compliance with federal securities laws. In addition, the Code of Ethics is required to address personal securities trading and require reporting of personal holdings and securities transactions of certain employees.

DAC’s Chief Compliance Officer (CCO) is responsible for compliance with all regulatory jurisdictions’ rules and regulations (which includes the administration of this Code), the Firm’s internal policies and procedures, and the overall supervision of Covered Persons.

Introduction

This code has been adopted to ensure that high ethical standards are maintained by DAC and its Covered Persons and preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading or unethical business conduct. The rules prohibit certain activities and personal financial interests and require disclosure of personal investments and the related business activities of all Covered Persons. Adherence to this Code of Ethics, both in letter and in spirit, is fundamental and an absolute condition of employment. This Code of Ethics cannot address every circumstance that may give rise to a conflict of interest, a potential conflict of interest or even as appearance of a conflict of interest. Therefore, every Covered Person is expected to conduct himself or herself with good judgment by bringing concerns to the attention of DAC’s CCO (the “CCO”) (or his or her designee) as well as being alert to any actual or potential conflicts of interest with clients. Failure to exercise good judgment as well as express violations of this Code of Ethics may result in the imposition of sanctions on Covered Persons, including suspension or dismissal.

Upon discovering that a Covered Person has not complied with any requirements of, or has otherwise breached, this Code of Ethics, DAC may impose such sanctions as deemed appropriate, including among other things, disgorgement of profits, censure, suspension or termination of employment. All material violations of this Code of Ethics shall be periodically reported to senior management of DAC.

Anthony J. Ghoston

Chief Operating Officer and Chief Compliance Officer

58 Riverwalk Boulevard

Building 2, Suite A

Ridgeland, SC 29936

Phone: 843.645.9700

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Section 1: Scope

Relevant Exhibits

None

Persons Covered by the Code

The Code applies to Covered Persons, as defined below.

Supervised Persons are defined in Section 202(a) (25) of the Advisers Act as:

1.	Directors, officers, and partners (or other persons occupying a similar status or performing similar functions);

2.	Employees; and

3.	Any other person who provides advice on behalf of the investment adviser and is subject to the investment adviser’s supervision and control.

Supervised Persons include a subset, Access Persons, who are subject to personal securities reporting requirements. Access Persons are defined as any of the Firm’s Supervised Persons:

1.	Who have access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Mutual Fund the Firm or its control affiliates manage; or

2.	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

Securities Covered by the Code

A Reportable Security includes any instrument that is considered a Security under the Advisers Act with the exception of the following:

1.	Direct obligations of the U.S. government (e.g., treasury securities);

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares of open-end mutual funds that are not advised or sub-advised by the Firm or its affiliates; and

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Firm or its affiliates.

6.	Shares of any security purchased or sold within a 529 Plan.

Accounts Covered by the Code

The Code applies to Accounts over which the Covered Person has direct or indirect beneficial interest or control. DAC’s Code requires a Covered Person to submit reports on all Covered securities in all Covered accounts.

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Covered Persons have an interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect interests in securities:

•

Securities held by members of Covered Persons’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Covered Persons’ interests as a general partner in securities held by a general or limited partnership; and

•	Covered Persons’ interests as a manager/member in the securities held by a limited liability company.

The following circumstances constitute beneficial interest by Covered Persons of securities held by a trust:

•	Ownership of securities as a trustee where either the Employee or members of the Employees’ immediate family have a vested interest in the principal or income of the trust;

•	Ownership of a vested beneficial interest in a trust; and

•	An Employee’s status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

The Firm’s Code does not require a Covered Person to submit:

1.	A Quarterly Transaction Report Part 2 if the report duplicates information contained in confirmations or account statements received by the CCO as long as such information is received no later than thirty days after the end of the calendar quarter;

2.	Reports of transactions effected pursuant to an automatic investment plan; and

3.	Any report if the Firm has only one Covered Person as long as the transactions and holdings required under Rule 204A–1 are maintained by the Firm.

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Section 2: Statement of General Principles

Relevant Exhibits

Exhibit D – Outside Business Pre-Approval Request

DAC is dedicated to providing effective and proper professional investment management services to its clients and depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the Firm’s Covered Persons observe the highest standards of ethical behavior in the performance of their duties.

Covered Persons must:

1.	Place interests of clients first. Covered Persons must scrupulously avoid serving their own interests ahead of those of clients when making any decision relating to personal investments;

2.	Not take inappropriate advantage of their positions;

3.	Keep information concerning clients investments confidential; and

4.	Always provide professional investment management advice based upon unbiased independent judgment.

These principles govern all conduct by Covered Persons whether or not such conduct is covered by specific procedures.

Code of Conduct

Rule 204A–1 of the Advisers Act requires the Firm’s Code of Ethics to set forth a standard of business conduct required of all Covered Persons. DAC’s Code of Conduct is designed to reflect the Firm’s commitment to ethical conduct as set forth in our Statement of General Principles in this Section 2.

Conflicts of Interest

DAC’s general policy is to avoid conflicts of interest wherever possible and, when they arise, we attempt to make full disclosure to all appropriate parties.

Compliance with Legal and Regulatory Requirements

Covered Persons must comply with applicable federal securities laws and other federal laws.

Confidentiality

DAC requires Covered Persons to keep all information about clients, both individuals and institutions, in strict confidence, including the client’s identity (unless the client consents), the client’s investment objectives and policies, the client’s securities holdings, and investment strategies implemented on behalf of the client.

DAC prohibits Covered Persons from disclosing nonpublic information concerning clients or securities transactions to Covered Persons within the Firm or with affiliates of the Firm, except as necessary to carry out their responsibilities or for other legitimate business purposes.

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Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. DAC has adopted the policies set forth below to guide access persons in this area.

DAC’s policy with respect to gifts and entertainment is as follows:

•	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;

•

Access persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must take in business transactions involving DAC, or that others might reasonably believe would influence those decisions;

•

Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

•	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

•

Each access person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of DAC, including gifts and gratuities with value in excess of $200 per item, must report each item to the CCO on a quarterly basis; or on periodic expense reports.

•

Paying for business entertainment, including dining, golf or other business social activities with clients or prospects is prohibited unless reported on the company’s T&E reimbursement form for approval by the CEO and CCO. Also, you must be accompanied by the person or representative of the entity that does business with the firm, and the entertainment expense with the clients should be kept to a reasonable amount.

•

This gift reporting requirement is for the purpose of helping DAC monitor the activities of its employees. However, the reporting of a gift does not relieve any access person from the obligation and policies set forth in this section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the CCO.

Solicited Gifts

DAC prohibits Covered Persons from using their position with the Firm to obtain anything of value from a client, prospective client, or any other person or entity with which the Firm conducts business.

Outside Business Activities

DAC’s Covered Persons may not participate in outside activities that may have a negative impact on the performance of their job, conflict with their obligations to the Firm, or otherwise reflect adversely upon the Firm’s business, image or reputation. In addition, as in business activities, Covered Persons’ personal activities must be

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undertaken with the utmost integrity. This principle extends to how Covered Persons conducts personal financial and tax affairs, and requires conduct is in a manner that does not adversely impact the business, image or reputation of the Firm or otherwise reflect adversely upon the Firm’s business, image or reputation.

DAC requires that Covered Persons obtain pre-approval for all outside business activities including acting as either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise.

If the outside activities could pose a real or perceived conflict of interest with our clients, or interfere with the Covered Person’s responsibilities to DAC, the CCO may prohibit such activity. In addition, Covered Persons may not accept a position as executor of an estate, trustee, or power of attorney without the prior approval of the CCO unless such position is for a family member. All employees are required to complete an Outside Business Activities Pre-Approval Form, and an Annual Outside Business Activities Disclosure form.

If any employee is currently engaged in any other business either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise, it must also be disclosed on the individual’s Form U-4 via the IARD system.

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Section 3: Personal Securities Transactions

Relevant Exhibits

Exhibit B – Quarterly Code of Ethics Reports

Exhibit A – Initial/ Annual Code of Ethics Acknowledgement and Questionnaire

Exhibit C – Personal Securities Pre-Clearance Request

Procedures for Reporting Personal Securities Transactions

Employees should not abuse company time monitoring and tracking personal investment securities accounts.

Quarterly Personal Security Transaction Reports

The report must be made within 30 calendar days after the end of each calendar quarter. The report must contain the following information:

1.	Date and title of the transaction and the exchange, ticker symbol or CUSIP number,

2.	Interest rate and maturity date (if applicable),

3.	Number of shares and the principal amount of each Reportable Security involved;

4.	Nature of the transaction (purchase, sale or any other type of acquisition or disposition);

5.	Price of the Reportable Security at which the transaction was effected; and

6.	Name of the broker, dealer or bank with or through which the transaction was effected.

Procedures for Reporting Personal Securities Holdings

Initial

The report must be made within 10 calendar days of becoming a Covered Person. The information must be current as of a date no more than 45 days prior to the date the person becomes a Covered Person.

Annual

The report must be made within 45 calendar days of calendar year end – by February 14th of each year. The information must be current as of a date no more than 45 days prior to December 31st of the previous year.

Content

The Initial and Annual holdings reports must include:

1.	Title and exchange, ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Covered Person has any direct or indirect beneficial ownership; and

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2.	Name of any broker, dealer or bank with which the Covered Person maintains an account in which any securities are held for the Covered Person’s direct or indirect benefit.

Reporting

All Covered Persons are required to report Initial and Annual holdings using the Initial/Annual Compliance Report. Account statements from financial institutions may be attached to the Report rather than duplicating information on the Report.

Compliance Procedures

Quarterly

The CCO is responsible for reviewing and monitoring personal securities transactions of Covered Persons of the Firm:

1.	Comparing the list of Covered Persons against the Quarterly Securities Transaction Reports collected each quarter to assure reporting compliance.

2.	Reviewing all personal securities transactions of Covered Persons at least quarterly for trading abuses and will compare to other internal reports as necessary to assure that trading is in compliance with our Code of Ethics requirements.

Annually

1.	Comparing the list of Covered Persons against the Annual Securities Holdings Reports collected to assure reporting compliance.

2.	The Securities Holdings reports should be compared to a sample of Quarterly Securities Transaction Reports and/or statements from financial institutions holding the accounts to assure the Covered Person is reporting personal securities transactions as required.

Prohibition on DAC Universe Stocks

No access person is allowed to buy DAC universe stock in their outside self-directed trading account. DAC universe stocks are only purchases through a DAC managed account.

IPO’s and Private Placements Policy and Pre–clearance

All Covered Persons are required to pre–clear transactions in Initial Public Offerings (IPOs) and Private Placements (Limited Offerings) using the Firm’s Pre–Clearance Request Form. Pre–clearance will be valid for this the current offering.

The request to purchase a Limited Offering must include the offering documents.

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Pre-clearance of all transactions in Reportable Securities

An access person may, directly or indirectly, acquire or dispose of beneficial ownership of a reportable security only if:

Such purchase or sale has been approved by the CEO and COO and;

The approved transaction is completed by the close of business on the second trading day after approval is received; and

The CEO and CCO has not rescinded such approval prior to execution of the transaction. Post-approval is not permitted.

Pre-clearance must be obtained by completing and signing the pre-clearance form and obtaining the signature of the CEO and CCO prior to placing to trade. Pre-clearance is effective for 24 hours. In special cases the CCO can extend the pre clearance period to 72 hours. The CCO monitors all transactions by all access persons in order to ascertain any pattern of conduct, which may evidence conflicts or potential conflicts with the principles and objectives of the Code, including a pattern of front running.

Advance trade clearance in no way waives or absolves any access person of the obligation to abide by the provision, principles and objectives of this Code.

An access person’s managed account should always be traded in a bunch or block with client trades or the trade must be pre cleared by the CCO.

Short-Term Trading Policy

No access person shall profit from the purchase and sale, or sale and purchase, of the same securities of which such person has beneficial ownership within 60 calendar days {and which are held in client accounts}. Any prohibited short-term profits are subject to cancellation and disgorging of profits. Profits will be given to DAC to award to a charity of DAC’s choice.

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Section 4: Insider Trading

Relevant Exhibits

None

DAC’s Insider Trading Policy is that no Covered Person may engage in what is commonly known as Insider Trading.

Specifically, the Firm prohibits:

1.	Trading, either in a Covered Account or on behalf of any other person (including client accounts), on the basis of material nonpublic information; or

2.	Communicating material nonpublic information to others in violation of the law.

Material Nonpublic Information

“Material” information is any information about a company, or the market for its securities, that, if disclosed, is likely to affect the market price of the company’s securities or to be considered important by the reasonable investor in deciding whether to purchase or sell those securities. Examples of information about a company which should be presumed to be “material” include, but are not limited to, matters such as (a) dividend increases or decreases, (b) earnings estimates, (c) changes in previously released earnings estimates, (d) significant new products or discoveries, (e) developments regarding major litigation by or against the company, (f) liquidity or solvency problems, (g) significant merger or acquisition proposals, or (h) similar major events which would be viewed as having materially altered the information available to the public regarding the Firm or the market for any of its securities. The foregoing is not intended to be an exhaustive list.

“Nonpublic” information is information that has not been publicly disclosed. Information about a company is considered to be nonpublic information if it is received under circumstances, which indicate that it is not yet in general circulation.

Disclosure of Material Nonpublic Information

No person associated with DAC shall disclose material nonpublic information about a company or about the market for such that company’s securities: (a) to any person except to the extent necessary to carry out the legitimate business obligations of the investment adviser, or (b) in circumstances in which the information is likely to be used for unlawful trading.

Contacts with Public Companies

Contacts with public companies may represent an important part of our research, investment and client service efforts. DAC may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of the Firm or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s chief financial officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, the Firm must make a judgment as to its further conduct.

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Covered Persons must contact the CCO or delegate thereof immediately if you believe that you may have received material, nonpublic information.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offer, the target company or anyone acting on behalf of either. Covered Persons should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Restricted/Watch Lists

DAC may place certain securities on a “restricted list.” Covered Persons are prohibited from personally, purchasing or selling securities during the period indicated as the “Blackout Period”. In some cases, a security can be restricted longer than what has been indicated in our Blackout Period.

Securities issued by companies about which a number of covered persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. The CEO or designee shall take steps to immediately inform Covered Persons of the securities listed on the restricted list.

The CEO and CCO may place certain securities on a “watch list.” Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the watch list. The list will be disclosed only a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

Blackout Period

No access person shall purchase or sell any security in which he or she has direct or indirect benefit interest within ten (10) business days of security being purchased or sold.

Violations

Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the nonpublic information, civil penalties, exposure to additional liability in private actions, and incarceration.

Any improper trading or other misuse of material nonpublic information by any Covered Person will constitute grounds for immediate dismissal.

Employee Procedures

Employees must:

1.	Consult the CCO when a question(s) arises regarding Insider Trading or when the employee suspects a potential Insider Trading violation;

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2.	Advise the CCO of all outside activities, directorships or material ownership in a public company (over 5%);

3.	Maintain awareness, reports and monitor clients who are shareholders, directors, or senior officers of public companies;

4.	Ensure that no trading of securities for which they have inside information occurs in their Covered Accounts; and

5.	Not disclose any insider information obtained from any source to inappropriate persons. Disclosure to family, friends or acquaintances will be grounds for immediate termination.

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Section 5: Social Media and Networking Policy

Relevant Exhibits

None

Policy

The use of social networks and social media (collectively “social networks”) such as Facebook, MySpace, Twitter, LinkedIn, YouTube, etc., blogs, or other forms of online publishing or discussion) is widespread for both work and personal purposes. Employees who choose to create or participate in a social network must do so without interfering with the employees’ primary job responsibilities.

While social networks can foster connections between colleagues, employees, and friends, and allow the sharing of information quickly, the information posted to social networking sites is in the public domain and may reflect on the Firm’s business. This is a real possibility especially in an age where people regularly use search engines to find information about business contacts.

Professional social media includes LinkedIn and other business networking sites. Facebook, MySpace, Twitter and similar social media is considered personal social media.

Employees who participate in social networking must adhere to the following guidelines relative to any communications related to the Firm or to any Firm personnel.

Personal vs. Business Use

1.	In general, employees must keep personal social media activity distinct and separate from professional networking activity, and communication with purely social media sites should be conducted from personal email accounts only.

2.	Personal social networking is not allowed on Firm computers or other IT equipment at any time.

3.	Employees are personally responsible for what they post. Postings are public and will be available for a long time even if an employee tries to modify it or remove it later. The Firm disclaims any responsibility or liability for any other errors, omissions, loss or damages claimed or incurred due to any employee posting.

4.	Employees are required to identify themselves when relevant and when publishing something about the Firm, the work they do or any subjects associated with the Firm use a disclaimer that the views expressed are exclusively their own. The disclaimer could say something like the following: “The views I express on this site are my own and do not represent those of the Firm”.

5.	Employees must ensure that the choice of words used does not suggest that the employee is representing the Firm’s official position, unless the employee has

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been authorized to do so. For example, postings should be written in the first person (“I” rather “we”). Managers and executives of the Firm must take special care when posting due to the nature of their positions; their personal postings may be interpreted as views and opinions of the Firm even with standard disclosure language in place.

Testimonials

Federal securities laws prohibit advertising (which includes social media) that: refers to any testimonial concerning the adviser or any advice, analysis, report, or other service rendered by such adviser or any statement of a client’s experience or an endorsement by a client. The following guidelines must be followed to avoid testimonials:

1.	Preventing “online friends” to post comments or recommendations to an employee’s social network, which may include the comments/recommendations of current and former Firm employees.

2.	Not writing recommendations or referrals for friends/associates. Employees are not to write any recommendations for others as it could create a potential liability situation. Requests for referrals should be directed to the President of the Firm.

3.	Restricting (where possible) the ability of others to post recommendations and should delete any recommendations received from others (where it is not possible to restrict).

4.	Not providing a link to the Firm website or disclosure of the Firm’s website on the social networking site, (excluding LinkedIn).

Privacy and Violations of Other Firm Policies

1.	Employees are prohibited from using, disclosing, or posting Firm or client confidential, proprietary and non-public information, or any documents related to the Firm, its clients, and known clients. Also, employees should not comment on the Firm’s confidential and financial information such as future business performance, business plans, or prospects. Disclosing such information may subject the employee or the Firm to liability for insider trading or other violations of securities laws.

2.	Employees must not engage in any communication that violates the Firm’s policy prohibiting sexual and other unlawful harassment, the Firm’s conduct rules. The Firm expects its employees to be courteous and respectful towards supervisors, coworkers, clients, and other persons associated with the Firm. Do not engage in any personal attacks on such individuals.

3.	Employees are responsible for maintaining the security of passwords used to access social networking sites. Employees should not use the same password to access an external social media site that is used for internal company purposes, and should not give out passwords.

4.	Employees must use caution about reposting information from other sites and should respect all copyright trademark, privacy, fair-use, financial disclosures and other laws. In accessing or using social networking employees must comply with the legal terms of code of conduct governing such sites.

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Use of Firm Name and Representations

Employees are prohibited from divulging the Firm’s name or their position on social networks except for approved professional networking sites (e.g. LinkedIn). Furthermore, if an employee elects to use the Firm’s name on LinkedIn and identifies themselves as a Firm employee they must refrain from any disclosures that may harm the Firm or misrepresent their job title or position, or post other negative comments.

Use of Email

Employees are prohibited from using the email function on any social networking site when communicating information that would be required to be retained under federal securities laws, which include all communications with clients as well as communications about client trades and client portfolios. In the event that an employee must use email to communicate, (for example, during a business continuity event) employee must send a copy of the email message to their Firm’s email address so the record will be retained as required.

Firm Access

The Firm retains the right to monitor all files and messages stored on and transmitted through Firm computers, so employees have no reasonable expectation of privacy on social network sites accessed through Firm computers, even if a private account is used.

Procedures

The CCO will monitor participation in professional social media and the use of the guidelines listed above. The Firm reserves the right to determine whether particular conduct violates any part of this policy or is otherwise inappropriate. Violation may result in discipline, up to and including an unpaid suspension and/or immediate termination.

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Section 6: Political Contributions Policy and Reporting

Relevant Exhibits

Exhibit A – Initial/ Annual Code of Ethics Acknowledgement and Questionnaire

Exhibit B – Quarterly Code of Ethics Reports

Exhibit E – Political Contribution Pre-Approval Request

Background

SEC regulations require that Investment Advisers collect reports on personal political contributions.

Policy

The Firm currently has state and local government entities as clients. The following outlines the Firm’s Policy on Political Contributions; which specifically:

•

Prohibits the Firm from being compensated for investment advisory services provided to a state or local government entity for two years if Covered Persons of the Firm make political Contributions to certain officials of that government entity in excess of certain de minimis levels;

•

Requires Covered Persons to obtain pre-approval of Contributions to any state candidate, local candidate or official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution.

a.	The following Contributions to any state candidate, local candidate or official will automatically be preapproved:

•	The Covered Person is entitled to vote for such candidate and the Contribution(s) do not exceed $350 per election; or

•	The Covered Person is not entitled to vote for the candidate and the Contribution(s) do not exceed $150 per election.

•	Prohibits Covered Person from holding a public office if it in any way conflicts with the Firm’s business;

•	Prohibits solicitation or coordination of political Contributions to such officials or certain state or local party committees;

•

Prohibits Covered Persons from establishing, controlling contributing to, or otherwise being involved with a Political Action Committee (PAC) other than a Federal PAC established by the Firm, without receiving preapproval from the CCO;

•

Requires Covered Persons to notify the CCO immediately of any Investment Advisory Services Business with a Government Entity of which they are aware. This includes not just public pension funds but also where one or more of the Firm’s mutual funds (as applicable) are an option in a government-sponsored plan. Moreover, to the extent any Covered Person works with an approved third-party or affiliate to place such Investment Advisory Services Business, the Covered Person must make arrangements for that third-party or affiliate to provide such information on Government Entities;

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•	Requires Covered Persons to notify the CCO whenever they are aware that the Firm has ceased to provide Investment Advisory Services to a Government Entity; and

•	Requires the Firm to maintain books and records relating to state and local government entity clients, political Contributions, use of placement agents, and information relating to Covered Persons.

Indirect Contributions

Covered Persons are prohibited from performing any act which would result in a violation of this Policy, whether directly or indirectly, or through or by any other person or means. This means that they may not use other persons or entities, including the Firm’s affiliates, placement agents, or third-party PACs, as “conduits” to circumvent this Policy.

Contributions made by others (for example, spouses, family members, placement agents, consultants, attorneys, businesses, etc.) at the direction or suggestion of an Covered Person are considered to be made by that Covered Person for purposes of this Policy. Because of the potential impact on the Firm’s business, this Policy prohibits Covered Persons from circumventing this Policy in such manner or any other manner.

Notwithstanding this Policy, it is never permitted for the Firm and its Covered Persons, consultants or affiliates to make, or direct or solicit any other person to make, any political Contribution (except as noted above) or provide anything else of value for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.

Procedures for Reporting Political Activity by Covered Persons

Initial Reporting for New and Current Covered Persons

(Exhibit G – Initial Political Contribution Disclosure and Acknowledgement)

1.	New Covered Persons: Because Contributions made within two years prior to becoming a Covered Person may trigger a ban on receiving compensation for Investment Advisory Services Business, the CCO will review each individual’s prior Contributions before allowing him or her to become a Covered Person.

2.	Current Covered Persons: At the adoption of this Code, all Covered Persons will disclose Contributions made in the past 2 years.

Pre-Approval of Personal Contributions, Coordination and Solicitation of Contributions, and Fundraising

(Exhibit H – Political Contributions / Pre-Approval Request)

1.	Contributions: All Covered Persons are required to obtain approval from the CCO prior to making any Contribution of any value to any state candidate, local candidate and official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution.

20	Dividend Assets Capital, LLC – Code of Ethics

The CCO will review and evaluate each Contribution request to determine whether the Contribution is permissible based upon the requirements of Rule 206(4)-5 and other Firm policies. Covered Persons will be notified in writing of the CCO’s final determination.

2.	Coordinating or Soliciting Contributions, or Political Fundraising: All Covered Persons must obtain approval from the CCO prior to coordinating or soliciting Contributions, or engaging in any other political fundraising. Covered Persons must request approval for such activities. Soliciting or coordinating Contributions, or political fundraising, may even include, for example, merely having one’s name appear in the letterhead or any other portion of a fundraising letter.

Contributions by Covered Persons and Volunteering for a Campaign

All Contributions made to any state candidate, local candidate or official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution by Covered Persons, including but not limited to in-kind Contributions, must be pre-cleared. Covered Persons must obtain pre-approval to provide their services on a voluntary basis to political campaigns party committees or PACS.

Covered Persons must also keep the following in mind:

1.	To the extent they incur expenses from personal resources (e.g., hosting a reception) or utilize Firm resources (such as facilities, office space, funds, or personnel) in connection with such volunteer services, it could be considered an in-kind Contribution either by the individual or the Firm, requiring pre-approval or subject to a ban as described above.

2.	No Covered Persons may undertake any political activity:

a.	using the Firm’s name;

b.	during working hours;

c.	on the Firm’s premises; and/or

d.	with the use of any Firm equipment, property, funds or personnel without obtaining pre-approval.

Nothing herein shall affect any Covered Person’s ability to work on matters related to the operation of any Federal PAC established by the Firm.

21	Dividend Assets Capital, LLC – Code of Ethics

Quarterly Reporting

(Exhibit I – Quarterly Political Contributions Certification)

At the end of each calendar quarter, the CCO will distribute to all Covered Persons a Quarterly Political Contributions Certification form. This form is intended to capture information regarding any Contribution made by each such Covered Person during that calendar quarter.

Covered Persons must return the forms either:

1.	acknowledging that no Contributions were made; or

2.	disclosing all Contributions made to any state candidate, local candidate or official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution, including Contributions for which the Covered Person received pre-clearance.

In order to protect the privacy of Covered Persons, the records shall be treated as confidential and may only be reviewed by person(s) with a “need to know” or for purposes of making necessary disclosures to the SEC, if required.

Compliance Procedures

The CCO is responsible for reviewing and monitoring Contributions made by Covered Persons.

Definitions

1.	Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

a.	The purpose of influencing any election for federal, state or local office;

b.	The payment of debt incurred in connection with any such election; or

c.	Transition or inaugural expenses incurred by the successful candidate for state or local office.

This includes: monetary Contributions; and in-kind Contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association).

Volunteer services provided to a campaign by Covered Persons on their own personal time are not treated as Contributions. However, all volunteer activities on behalf of a candidate or a campaign must be pre-cleared by the CCO. See “Contributions by Covered Persons and Volunteering for a Campaign,”

2.	Covered Person means any of the following:

a.	All Covered Persons of the Firm;

b.	Solicitors for the Firm; and

22	Dividend Assets Capital, LLC – Code of Ethics

c.	Any Political Action Committee (PAC) controlled by any person identified above, and any federal PAC established by the Firm.

3.	Solicit a Government Entity for Investment Advisory Services Business means a direct or indirect communication with a state or local Government Entity (as defined below) for the purpose of obtaining or retaining Investment Advisory Services Business, (as defined below). The following are examples of when such solicitation could result:

a.	Leading, participating in or merely being present at a sales/solicitation meeting with a state or local Government Entity, such as a government pension plan or general fund;

b.	Otherwise holding oneself out as part of the investment advisory services sales/solicitation effort with a state or local Government Entity;

c.	Signing a submission to a “Request for Proposal” in connection with Investment Advisory Services business with a state or local Government entity;

d.	Receiving a finder’s fee for helping the Firm to obtain or retain Investment Advisory Services business with a state or local Government Entity; and

e.	Making introductions between state or local government officials and one or more of the Firm’s Covered Persons.

The list above is not exhaustive, but merely illustrates the types of activities that could result in designation as a Covered Person on the basis of “solicitation.”

4.	Government Entity means any state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans).

5.	Investment Advisory Services Business – The types of business subject to SEC Rule 206(4)-5 include:

a.	Providing investment advisory services directly to a state or local government entity, such as a separate managed account, cash management accounts, or certain discretionary brokerage accounts;

b.	Being an adviser (e.g., general or managing partner) or sub-adviser to the following types of investment pools/funds:

a)	Investment pools/funds that are registered with the SEC (such as mutual funds) that is offered by a Government Entity in a government-sponsored plan (such as a 529, 403(b), or 457 plan) as an option for participants/retirees to invest in. Unless the registered investment pool/fund is offered as an option in such government plan, a Government Entity merely investing in the registered pool is NOT covered.

23	Dividend Assets Capital, LLC – Code of Ethics

b)	Investment pools/funds that are not registered with the SEC, such as hedge funds, private equity funds, venture capital funds, and collective investment trusts in which Government Entities invest.

6.	Coordinating Contributions means bundling, pooling, delivering or otherwise facilitating the Contributions made by other persons.

7.	Soliciting Contributions means to communicate, directly or indirectly, for the purpose of obtaining or arranging a Contribution.

24	Dividend Assets Capital, LLC – Code of Ethics

Section 7: Code of Ethics Acknowledgements

Relevant Exhibits

Exhibit A- Initial/ Annual Code of Ethics Acknowledgement and Questionnaire

All Covered Persons will receive a copy of this Code and will be required to submit to the CCO written acknowledgement of receipt. Written acknowledgements must be submitted on the Initial/Annual Compliance Report:

1.	Initially, when the Code is placed in service;

2.	Initially, within ten days of employment by the Firm;

3.	Any time there have been amendments to the Code; and

4.	Annually, within 45 days of calendar year end.

Compliance

The CCO is responsible for providing the Code and all amendments to the Code to Covered Persons and obtaining all required acknowledgements.

25	Dividend Assets Capital, LLC – Code of Ethics

Section 8: Form ADV Disclosure of Code

Relevant Exhibits

None

DAC will describe the key provisions of its Code of Ethics in Form ADV Part 2 (or equivalent brochure). The disclosure will state that the Firm will provide a copy of its Code of Ethics to any client or prospective client upon request. The CCO will approve the initial ADV disclosure relating to the Code and any amendments.

The CCO or designated person will make a record of all requests and the date and to whom the Code was delivered.

26	Dividend Assets Capital, LLC – Code of Ethics

Section 9: Reports of Code Violations and Sanctions

Relevant Exhibits

None

Reports of Violations

All Covered Persons are required to report any actual or apparent violations of the DAC’s Code of Ethics or unethical business practices promptly to the CCO. If the CCO is unavailable or is involved in the violation the Covered Person is required to report the violation to the CEO or the Firm’s outside counsel, John Lively at 913.660.0778 or at john.lively@1940actlawgroup.co. To the extent possible and permitted by law, such reports will remain confidential.

Sanctions

DAC will investigate all reported violations of the Code and, if violations are found, may take disciplinary action, if appropriate, against the individuals involved, and may make reports, if appropriate, to civil, criminal or regulatory authorities. Sanctions may include warnings, suspensions, fines, disgorgement of profits, and termination of employment.

27	Dividend Assets Capital, LLC – Code of Ethics

Section 10: Compliance Oversight

Relevant Exhibits

None

The CCO’s responsibilities include the following:

1.	Create and maintain a list of all Covered Persons;

2.	Monitor personal securities transactions, brokerage statements, and/or the clients’ securities transactions for unusual trading patterns and reporting;

3.	Communicate Code policies to employees upon hiring and during compliance meetings;

4.	Require Covered Persons to read this Code and obtain required acknowledgments;

5.	Monitor requests for a copy of the Firm’s Code and subsequent delivery;

6.	Review and revise the Code for adequacy and effectiveness at least annually;

7.	Review and revise the Code of Ethics as necessary;

8.	Review and revise Form ADV disclosure of the Code;

9.	Report material Code violations and sanctions to management, the Board of Trustees and external Chief Compliance Officers (as applicable), periodically;

10.	Implement measures to prevent dissemination of material non-public information, when it has been determined that an employee has obtained such information, the CEO will add the security to the Firm’s restricted list, (as applicable), thereby restricting officers, directors and employees from trading the securities for themselves or clients;

11.	Document all Code violations or apparent violations promptly upon discovery and take appropriate action as necessary; and

12.	In consultation with Management, determine disciplinary action against any Covered Persons for violations of the Code.

28	Dividend Assets Capital, LLC – Code of Ethics

Section 11: Recordkeeping

Relevant Exhibits

None

The CCO will ensure that the following books and records are maintained in electronic or hard copy form for at least five years, two years in an easily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;

2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Covered Person (these records must be kept for five years after the individual ceases to be a Covered Person of the Firm);

4.	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

5.	A list of the names of persons who are currently, or within the past five years were Covered Persons of the Firm;

6.	A record of any decision and supporting reasons for approving the acquisition of securities by Covered Persons in IPO’s or Limited Offerings for at least five years after the end of the fiscal year in which approval was granted; and

7.	Any other books and records that may be required by the Investment Advisers Act.

29	Dividend Assets Capital, LLC – Code of Ethics

Exhibit A – Initial / Annual Code of Ethics Acknowledgement and Questionnaire

All Employees will receive a copy of the Firm’s Code of Ethics and will be required to submit to the Chief Compliance Officer written acknowledgement of receipt within 10 days of becoming a Employee, within 45 days of calendar year-end, or any time amendments have been made to the Code of Ethics.

Today’s Date:

Employee Name:

Employee Title:

☐Initial

☐Annual

☐Amended

1.	Acknowledgement

1.	I have received and read the Code of Ethics and understand that:

i.	The Personal Securities Reporting and Preclearance provisions apply to me and to all accounts in which I have any direct or indirect beneficial ownership interest, including accounts held by (or for the benefit of ) my spouse or any children or relatives who may share my home.

2.	I have and will comply with all provisions of the Code of Ethics, including:

i.	Outside Business Activities Preclearance and Reporting

ii.	Gifts and Entertainment Reporting

iii.	Political Contribution Preclearance and Reporting

iv.	Confidentiality and Privacy Policy

v.	Insider Trading

3.	I understand that I may be subject to sanctions up to and including termination of my employment with the Firm for violations of the Code of Ethics.

4.	I have reviewed, understand and agree to comply with all of our Firm’s current policies and procedures regarding personal securities trading and insider trading activities.

2.	Personal Securities Reporting – Accounts and Holdings:

The Firm’s policy and SEC regulations require that each Covered Person report within 10 days of becoming a Covered Person, or within 45 days of each calendar year-end, the following:

a.	Name and relationship of everyone in your household (spouse, children, and others you support):

Name	Relationship

30	Dividend Assets Capital, LLC – Code of Ethics

b.	List all Covered Accounts1 in which you have any direct or indirect beneficial ownership interest and the name of any broker, dealer or bank with which you maintain a Covered Account.

Firm	Address	Account #

c.	I am a new employee and have requested duplicate confirmations and statements to be sent to the Firm’s compliance officer for all Covered Accounts.

☐Yes     ☐No    ☐N/A

d.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g. private placements, limited partnerships, etc. (non-custodied securities)?

☐Yes ☐No If Yes, describe

e.	Do you have any ownership interest (at least 5%) in other entities (public or non-public) not included on brokerage statements?

☐Yes ☐No If Yes, describe

f.	I have provided a listing of current holdings for the brokerage accounts maintained in my name and for all household and immediate family members.

☐Yes    ☐No

3.	Outside Business Activities:

1.	Do you have any Outside Business Activities?

☐Yes     ☐No

[1]	Employees are required to submit reports on all securities in all Covered Accounts.

31	Dividend Assets Capital, LLC – Code of Ethics

Include any other business either as a proprietor, partner, officer, director, employee, trustee, and agent or otherwise. Include non-investment-related activity including any charitable, civic, religious or fraternal activity that is recognized as tax exempt. If Yes, describe:

i.

ii.

iii.

iv.

v.

vi.

Continue on back or separate sheet, as needed.

2. Do you serve as a director, officer, trustee, member, partner, or in any other capacity for any other entity (other than as described above)?

☐Yes ☐No If Yes, describe

3. I have received pre-approval for any and all Outside Business Activities listed above:

☐Yes ☐No

4. Social Network Certification:

I am utilizing a social network site and am representing myself as a professional in the advisory services industry and/or an associate of Vantage Financial Partners Limited to network, prospect, market or affiliate with the public:

☐ Yes ☐ No

Listed below and attached (or submitted via separate email) are all sources of social media or internet representative advertising in which I am aware and involved:

I understand that all client’s opinions and/or comments on this listing are considered testimonials and therefore I regularly review for and immediately remove these submissions. I understand that posting comments and writings on these sites are advertising and therefore I am aware all such submissions by me require pre-approval prior to posting.

32	Dividend Assets Capital, LLC – Code of Ethics

☐Yes ☐No

Accepted and Agreed:

I certify that this information is complete and accurate.

Employee Signature:	Date:

Chief Compliance Officer:	Date:

Comments:

33	Dividend Assets Capital, LLC – Code of Ethics

5.	Political Contributions

(TO BE COMPLETED BY NEW EMPLOYEES ONLY)

SEC Rule 206(4)-5 prohibits investment advisers from engaging in investment advisory services business with a government entity when Political Contributions have been made directly or indirectly to certain officials of that entity by the Firm, its Political Action Committee (PAC), as applicable, or a Covered Person. This rule applies to Political Contributions made by existing employees who have been designated as a Covered Person, and to anyone functioning as a Covered Person regardless of whether they have been so designated, as well as to new hires or transferees for positions designated as Employees.

Given the impact a Political Contribution could have on the Firm’s business, you must complete the attached form prior to being hired to act in a Covered Person position. The form requires the disclosure of all applicable Political Contributions for the past two years, from the date you complete the form. Any Political Contributions disclosed will be kept strictly confidential and will only be used for purposes of Rule 206(4)-5 compliance and legally required recordkeeping.

Who must report:

1.	All employees at the adoption of this Code.

2.	All New employees within 20 days of hire.

What must be reported:

1.	Any Contribution to a state or local official or candidate’s campaign, or to any state or local political party committee, political committee (e.g., a PAC) or any other political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes Contributions to a federal candidate who is a state or local official at the time of the Contribution (e.g., a Governor running for U.S. Senate).

2.	Any PAC that you control (other than the Firm’s Federal-Only PAC), and Contributions to persons or entities described in (1) that were made by such PAC.

3.	Any Contribution to candidates/or federal office who are state or local officials at the time of the Contribution.

Do not report under 1, 2 or 3:

34	Dividend Assets Capital, LLC – Code of Ethics

•	Contributions to candidates for federal office who are not state or local officials at the time of the Contribution; and

•

Contributions to Federal-Only PAC established by the Firm, which only makes Contributions to Federal incumbents or candidates for Federal office who do not hold State or local office at the time of the Contribution.

Definitions:

Contribution – any gift, subscription, loan, advance, or deposit of money or anything of value made: (i) for the purposes of influencing any election for federal, state or local office; (ii) for payment of debt incurred in connection with any such election; or (iii) for transition or inaugural expenses incurred by the successful candidate for state or local office. This includes not only monetary Contributions (such as a Contribution check) but also in-kind Contributions (such as payment for services or use of individual’s resources to benefit a campaign or committee).

Questions regarding completion of this form should be directed to the CCO. Include Contributions made to state or local officials or candidates, or state/local political parties or Political Action Committees (“PACs”) for the previous two years from today’s date of:     /    /    . (Enter Today’s Date)

Check here ☐ if no Contributions were made during the review period.

Contributions to Officials, Political Candidates, or to PACs or state/local Political Parties that were earmarked for a specific official or candidate

Recipient of the Contribution (candidate, officeholder)	Amount (and form if other than cash or check)	Date of Contribution	Political Office Held by Candidate at time of Contribution (if any)	Office (mayor, governor, etc.) for which Candidate was running	Political Subdivision (city, county, state, federal)	Type of election (primary, general, runoff)

Contributions to State / Local Political Parties or PACs

Name of Recipient Political Party or Political Action Committee	Amount (and form if other than cash or check)	Date of Contribution

35	Dividend Assets Capital, LLC – Code of Ethics

Name of any PAC that you control, and Contributions made by the PAC to Officials, Political Candidates, Political Parties or PACs
Name of the PAC you control and the Recipient official, candidate, political party or PAC	Amount(and form if other than cash or check)	Date of Contribution

If a Contribution was to a candidate or party committee, were you entitled to vote for the candidate or in the jurisdiction covered by the party committee?             ❑ Yes    ❑ No    ❑ N/A

I certify that this information is complete and accurate.

Accepted and Agreed:

Employee Signature:	Date:

Chief Compliance Officer:	Date:

Comments:

36	Dividend Assets Capital, LLC – Code of Ethics

Exhibit B – Quarterly Code of Ethics Reports

Employee Name

Reporting for Quarter	☐	1:	Jan-Mar
	☐	2:	Apr-Jun
	☐	3:	Jul-Sep
	☐	4:	Oct-Dec

1. Personal Securities Transactions Reporting

The Firm’s Code of Ethics and SEC regulations require that each Covered Person report within 30 days of the end of each calendar quarter any personal securities transactions in any securities accounts of the Covered Person or any immediate family or household members in which the person has a beneficial interest. Please complete and return to a member of the Firm’s Compliance Team within 30 days of each quarter’s end.

Transactions do not need to be reported for:

a.	Any account in which the Covered Person has no direct or indirect influence or control;

b.	U.S. Treasury or government securities;

c.	Bank certificates of deposit, bankers’ acceptances, commercial paper and high quality, short-term debt instruments;

d.	Unaffiliated and affiliated open-end mutual funds, including money market funds;

e.	Unaffiliated and affiliated variable annuities;

f.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Firm or its affiliates; and

g.	Securities held in college savings plans (529 Plans).

☐ Yes,	I have had personal securities transactions within the past quarter as reported on:
(Check those that apply)

☐	The attached page or monthly brokerage statements
☐	Confirmations/Statements sent directly by my broker/dealer
☐	The attached report

☐ No, I have had no personal securities transactions in the reporting quarter noted above.

Comments/Exceptions:

Accepted and Agreed:

I certify that this information is complete and accurate.

Employee Signature:	Date:

Chief Compliance Officer:	Date:

Comments:

37	Dividend Assets Capital, LLC – Code of Ethics

Personal Securities Transactions Reporting – Part 2

Employee Name:

Quarter Ending:

Name of Security	CUSIP	Trade Date	# of Shares	Buy	Sell	Price	Principal $	Commission	Name of Broker/Dealer or Bank

38	Dividend Assets Capital, LLC – Code of Ethics

2. Gifts and Entertainment Reporting

Pursuant to the Firm’s Code of Ethics, employees are required to report gifts and entertainment with value in excess of $100 per item.

I have given or received reportable gifts and entertainment within the past quarter:
☐ Yes ☐ No

If Yes, description and value of gift or entertainment:

Accepted and Agreed:

I certify that this information is complete and accurate.

Employee Signature:	Date:

Chief Compliance Officer:	Date:

Comments:

39	Dividend Assets Capital, LLC – Code of Ethics

3. Political Contributions Certification

Employees must certify as to items (1), (2) and (3) below.

I certify that in the three-month period ending on :

1. Choose either Yes or No:

The Firm’s policies prohibit Employees from making any political Contribution for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business. Furthermore, the Firm’s policies prohibit Employees from directing, suggesting or soliciting any other person to make any political Contribution, or coordinated any political Contributions, for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.

I certify that I have complied with these policies: ❑Yes ❑No

2. Choose either Yes or No:

❑ Yes, I have coordinated or solicited a political Contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party as described below:

Date of Contribution	Date of Pre- Clearance	Candidate/Party	Election	Amount

❑	No, I have not coordinated or solicited a political Contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party.

3.	Choose either Yes or No:

❑	Yes, I have made (or directed to be made) the following Contributions to state or local officials or candidates for state or local office:

Date of Contribution	Date of Pre- Clearance	Candidate/Party	Election	Amount

❑	No, I have not made (or directed to be made) any political Contribution to a state or local official or to a candidate for state or local office.

40	Dividend Assets Capital, LLC – Code of Ethics

Accepted and Agreed:

I certify that this information is complete and accurate.

Employee Signature:	Date:

Chief Compliance Officer:	Date:

Comments:

41	Dividend Assets Capital, LLC – Code of Ethics

Exhibit C – Personal Securities Pre-Clearance Request

Employee:

Employee Related:

Account Name & Number:

Brokerage Firm or Bank:

Pursuant to the Firm’s Code of Ethics, I request clearance for the following proposed transactions for which I am required to obtain the prior written approval of the CCO.

Today’s Date:

Security Name & Symbol:

Bond Name:

Number of Shares:

Trade is to:	Buy	Sell	Other

Type of Order:	Market	Limit	Other

Other Information:

Approval of the transaction is subject to your knowledge of the following information:

1.	Is there any current order for any advisory client to purchase or sell the same security?
☐ Yes ☐ No

2.	Do you have any material nonpublic information about the security or the company/entity?
☐ Yes ☐ No

3.	Is this an IPO security? ☐ Yes ☐ No

4.	Is this a Limited Offering Security? ☐ Yes ☐ No

5.	Has this security been purchased or sold by you within 60 days? ☐ Yes ☐ No

The above information is true and correct to the best of my knowledge. I understand that the above answers will be reviewed by the CCO. Approval given for any transaction will remain in effect for 24 hours.

Employee Signature:	Date:

I have reviewed and approve the aforementioned transaction(s).

Chief Executive Officer:	Date:

Chief Compliance Officer:	Date:

Comments:

42	Dividend Assets Capital, LLC – Code of Ethics

Exhibit D – Outside Business Activities Pre-Approval Request

Pursuant to the Firm’s Code of Ethics, I request clearance for the following proposed Outside Business Activity for which I am required to obtain prior written approval of the CCO.

Include any other business either as a proprietor, partner, officer, director, employee, trustee, and agent or otherwise. Include non-investment-related activity including any charitable, civic, religious or fraternal activity that is recognized as tax exempt.

Description of this Outside Business (OB)

Name of OB:

Address of OB:

Nature of OB?

Is OB investment-related? ☐ Yes ☐ No

Position, title, or relationship with OB:

Describe your duties relating to OB:

Expected start date with OB:

Approximate number of hours per month you expect to devote to OB

Approximate number of hours you expect to devote to the OB during securities trading hours

Do you expect compensation[2] from this OB?

☐ Yes ☐ No

If Yes, describe

Accepted and Agreed:

I certify that this information is complete and accurate.

Employee Signature:	Date:

Chief Compliance Officer:	Date:

Comments:

[2]

Compensation is defined as, but not limited to, commissions, selling fees, salaries, wages, compensation paid directly or indirectly, finder’s fees, participation in profits, partnership distributions or expense reimbursement

43	Dividend Assets Capital, LLC – Code of Ethics

Exhibit E – Political Contribution Pre-Approval Request

Employee Name:

Home Address:

City, County, State, Zip Code:

NOTE: Approval will be automatic for: (1) personal political Contributions to candidates for Federal office who are not State or local officials at the time of the Contribution.

Check at least one of the following:

I	am requesting approval to make a Political Contribution.
(Complete Attachment 1)

I	am requesting approval to volunteer for a Campaign.
(Complete Attachment 2)

I	am requesting approval to Coordinate or Solicit Contributions, including Fundraising
(Complete Attachment 2)

Note: Employees are prohibited from establishing, controlling, contributing to or otherwise being involved with a Political Action Committee (PAC) other than a Federal PAC, established by the Firm, without receiving pre-approval.

Accepted and Agreed:

By signing below, I certify that the political Contribution or activity described in the attached is accurate, and the proposed Contribution or activity is not made to influence or induce the obtaining or retaining of investment advisory services business for the Firm.

Employee Signature:	Date:

Chief Compliance Officer:	Date:

Comments:

Attachment 1 or Attachment 2 must accompany this form

44	Dividend Assets Capital, LLC – Code of Ethics

Attachment 1

Description of Political Contribution

Proposed Amount of Contribution:	$	Payable to:

If Contribution is in-kind or other than cash or check, indicate its nature:

List previous Contributions to this Candidate/Political Organization (Dates and Amounts):

Is the Contribution to be made by a PAC?

If yes, provide name/type/jurisdiction of PAC

If Contribution is to a Candidate, Officeholder, or Campaign, Provide the Information Below:

Name of Candidate/Officeholder:

Are You Entitled To Vote for This Candidate/Officeholder:	Yes	No

Date of Election:

Type of Election (Primary, General, Special or Run-off):

Office Candidate/Officeholder Seeks:

Jurisdiction of Office Sought (City, County, State, Federal):

Office Candidate/Officeholder Currently Holds, if any:

Jurisdiction of Office Candidate/Officeholder Currently Holds (City, County, State, Federal):

If Contribution is to a Political Organization (such as a Political Party or PAC), Provide the Information Below:

Name of Organization:

Type of Organization:	☐ Political Party:	☐ PAC:	☐ Other:	(Describe)

Jurisdiction Covered by Organization (City, County, State, Federal):

If Recipient is a Political Party, Are You Entitled to Vote in the Above Jurisdiction:

☐Yes ☐No

45	Dividend Assets Capital, LLC – Code of Ethics

Attachment 2

Description of Volunteer Activity/Solicitation or Coordination of Contributions, or Fundraising

Part I

Name of Beneficiary (Officeholder, Candidate, Campaign, Political Party, Political Organization Benefiting from Volunteer Activity, or Soliciting or Coordinating Contributions or Fundraising):

Type of Beneficiary (Check One):

☐	Candidate/Officeholder/Campaign
☐	Political Party
☐	PAC
☐	Other (describe)

Office Candidate Seeks and Jurisdiction, if applicable:

Office Candidate Currently Holds, if any, and Jurisdiction:
Part II

(1) Describe Nature of Activity:

(2) How Many Hours Do You Expect to Devote to Activity?

(3) Will You Engage In Volunteer Activity During Working Hours?

☐ Yes ☐ No If Yes, how many hours?

(4) Will You Use Company Resources (Such As Office Space, Personnel, Equipment, Phones, Copiers or Computer)?

☐ Yes ☐ No If Yes, describe in detail:

(5) Will You Make Expenditures From Personal Funds in Connection With Activity?

☐ Yes ☐ No

If Yes, describe in detail:

(Please note that such personal expenditures may be a political Contribution requiring a separate Pre-Approval request to be submitted on Attachment 1.)

(6) Will Activity Involve Soliciting or Coordinating Contributions, or Fundraising?

☐ Yes ☐ No

If Yes, describe in detail:

(7) If Recipient is a Candidate’s Campaign, Provide Additional Information Below:

Type of Election (e.g., Primary, General, Special or Run-off):

Date of Election:

46	Dividend Assets Capital, LLC – Code of Ethics

Exhibit F – Definitions

Access Person includes any Supervised Person who:

1.	Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage; or

2.	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

Because the Firm’s primary business is providing investment advice, all of the Firm’s directors, Officers, and partners are presumed to be Access Persons. (However, certain directors of the Firm may not be considered Access Persons if they do not otherwise fall under the definition of Access Person.)

Advisory Person means:

1.	Any Supervised Person of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2.	Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any client of the Adviser with regard to the purchase or sale of a security.

Beneficial Ownership has the same meaning as that term is defined in Rule 16a – 1(a) (2) under the Securities Exchange Act of 1934, as amended (the Exchange Act), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act. This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children or a relative who shares his or her home, or held by other persons who through any contract, arrangement, understanding or relationship provide him or her with sole or shared voting or investment power over such securities.

Client or Client Account means any Fund advised by the Adviser, any private investment funds advised by the Adviser, and any outside private account for which the Adviser serves as investment adviser and in which the Adviser (and persons associated with the Adviser) has no ownership interest, direct or indirect (other than as a shareholder of the mutual fund or as a member, partner or shareholder of any private investment funds advised by the Adviser).

Control is the power to exercise a controlling influence over the management or policies of a Firm, unless such power is solely the result of an official position with such Firm. Ownership of 25% or more of a Firm’s outstanding voting security is presumed to give the holder control over the Firm. (Investment Company Act Section 2(a) (9)).

Covered Account is generally any account in the name of the Firm or an Access Person or in which the Firm or Access Person:

1.	Has any direct or indirect beneficial ownership interest; and

2.	Exercises control or influence; and/or

47	Dividend Assets Capital, LLC – Code of Ethics

3.	An account carried in the name of, or for the direct beneficial interest of, a person related to the Access Person (related person).

A Covered Account excludes any such account over which the Access Person exercises no control or influence (i.e., an account over which a third party or entity exercises exclusive discretionary authority).

Reportable Security includes any instrument that is considered a Security under the Advisers Act with the exception of the following:

1.	Direct obligations of the U.S. government (e.g., treasury securities);

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short–term debt obligations, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares of open-end mutual funds that are not advised or sub–advised by the Firm or its affiliates; and

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open–end funds, none of which are funds advised or sub-advised by the Firm or its affiliates; and shares of any security purchased or sold within a 529 Plan.

Fund means an investment company registered under the Investment Company Act.

Initial Public Offering means any offering of securities registered under the Securities Act of 1933, the issue of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Advisers Act means the Investment Advisers Act of 1940, as amended.

Investment Company Act means the Investment Company Act of 1940, as amended.

Private Placement means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act of 1933. Private placements may include offerings of hedge funds and other private equity funds.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Related Person is deemed to include a Supervised Person’s:

1.	Spouse;

2.	Minor children; and

3.	A relative who shares his or her home,

Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

48	Dividend Assets Capital, LLC – Code of Ethics

Supervised Persons are defined in Section 202(a) (25) of the Advisers Act as:

1.	Directors, officers, and partners (or other persons occupying a similar status or performing similar functions);

2.	Employees; and

3.	Other person who provides advice on behalf of the investment adviser and is subject to the investment adviser’s supervision and control.

49	Dividend Assets Capital, LLC – Code of Ethics